                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 24, 1996

                           TRANS WORLD AIRLINES, INC.
             (Exact name of Registrant as Specified in its Charter)




    DELAWARE                                 1-7815                     43-1145889
(State or other jurisdiction of        (Commission File Number)     (I.R.S. Employer
incorporation or organization)                                      Identification No.)



                                ONE CITY CENTRE
                              515 N. SIXTH STREET
                           ST. LOUIS, MISSOURI 63101
                                 (314) 589-3000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)





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ITEM 5. OTHER EVENTS


     On October 24, 1996, Trans World Airlines, Inc. (the "Company") announced that the Company's president and chief executive officer Jeffrey H. Erickson had informed the company's Board of Directors that he plans to leave his position in January, 1997.

     Mr. Erickson joined TWA in April, 1994, as president and chief operating officer. He was named CEO in August, 1994.

     "I am proud of the accomplishments of the people of TWA under my leadership, which included a successful financial restructuring, six consecutive quarters of improved year-over-year operating results, significant growth in service at our St. Louis hub and the launch of an important fleet renewal program," Erickson said.

     "I have decided that it is time for me to move on. I look forward to working with the Board during the next three months to select a qualified successor and to effect a smooth transition," Erickson said.

     "In 1994 the Board gave Jeff a very challenging assignment and he has accomplished much of what TWA set out to do. We are grateful for his leadership and service," said Thomas F. Meagher, chairman of the TWA board of directors.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANS WORLD AIRLINES, INC.



Date: October 25, 1996          By:   /s/ Richard P. Magurno
                                      ------------------------------------------
                                Title: Senior Vice President and General Counsel





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        Exhibit Index

99.1    Press Release Announcing resignation
        of Mr. Erickson